UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196302	38-3930747
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On June 15, 2015, American Realty Capital Healthcare Trust III, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on (i) the election of William M. Kahane, P. Sue Perrotty and B.J. Penn to the Company’s Board of Directors for one-year terms until the 2016 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified and (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The stockholders elected all three nominees for director and ratified the appointment of KPMG.

The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
William M. Kahane	657,124.339	2,165.756	26,781.621
P. Sue Perrotty	656,495.992	4,412.978	25,162.746
B.J. Penn	657,124.339	2,165.756	26,781.621

Proposal No. 2 — Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015:

Votes For	Votes Against	Abstentions
658,545.300	1,604.903	25,921.513

There were no broker non-votes. No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

Date: June 18, 2015	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer, President and Secretary